UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2018 (June 25, 2018)

National Art Exchange, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-199967	30-0829385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, 24Fl, Unit 24183

New York NY 10281

(Address of Principal Executive Offices)

+646-952-8680

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 25, 2018, Ming Yi resigned as a member of the board of directors (the “Board”) of National Art Exchange, Inc. (the “Company”), effective immediately. Mr. Yi resigned from his position as a member of the Board for his personal reasons and not as a result of any disputes or disagreements between Mr. Yi and the Company on any matter relating to the Company’s operations, policies, accounting or practices.

On July 12, 2018, three members of the Board, Mr. Qingxi Meng, Ms. Xue He and Ms. Angella Lu held a telephonic meeting (the “Meeting”) to discuss an order of business with respect to Mr. Xingtao Zhou’s non-communication with the Board in the past several weeks. The participants to the Meeting constituted the quorum of the Board. Such three members, constituting the majority of the Board present at the Meeting, concluded that Mr. Zhou’s absence without any reason has substantially delayed the operations and decision making process of the Cormpany. As a result, the Board believes that Mr. Zhou has effectively resigned from the Board and hereby passed a resolution to approve Mr. Zhou’s removal from the Board. The Board believes that Mr. Zhou effectively resigned from his position as a member of the Board for his personal reasons and not as a result of any disputes or disagreements between Mr. Zhou and the Company on any matter relating to the Company’s operations, policies, or practices.

On July 16, 2018, the Board appointed Mr. Jun Zhang to the Board to fill the vacancy. Mr. Jun Zhang, 56 years old, has worked at the Company as a senior vice president and chief technology officer since 2018. In 2017, Mr. Zhang was an executive vice president and chief technology officer of LineMoney Inc., a technology startup. Prior to that, Mr. Zhang served as a vice president of application architecture at McGraw-Hill Financial from 2011 to 2017. Mr. Zhang spent almost 17 years of his career at various senior positions at McGraw-Hill Financial and its established subsidiaries, such as Standard and Poor’s. Mr. Jun Zhang obtained a Bachelor of Science degree in Applied Mathematics from Wu Han University in Wu Han, China in 1983, a Bachelor of Science degree in Computer Science from Hunter College of City University of New York in 1991 and a Master’s degree in Computer Science from Brooklyn College of City University of New York in 1994.

There are no arrangements or understandings between the Company and Mr. Jun Zhang and any other person or persons pursuant to which Mr. Zhang was appointed as a member of the Board and there is no family relationship between Mr. Zhang and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and Mr. Zhang that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with Mr. Zhang in connection with his appointment as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Art Exchange, Inc.

Date: July 16, 2018	By:	/s/ Qingxi Meng
	Name:	Qingxi Meng
	Title:	Chief Executive Officer

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